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                                                                   Exhibit 10.22


                           LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of June 15, 2000, between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank") and VIACELL, INC., a Delaware corporation, with offices at One Innovation Drive, Worcester, Massachusetts 01608 ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

     1. ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

     2. LOAN AND TERMS OF PAYMENT

     2.1 CREDIT EXTENSIONS. Borrower shall pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

     2.1.1 EQUIPMENT ADVANCES.

           (a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, equipment advances (each an "Equipment Advance" and collectively the "Equipment Advances") in an aggregate amount not to exceed the Committed Equipment Line. Notwithstanding the foregoing, no Equipment Advances shall be made until Viacord, Inc. executes a Guaranty in favor of the Bank and provides authority documents to the Bank in connection therewith, each in form and substance acceptable to the Bank. When repaid, the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances shall be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within sixty (60) days (determined based upon the applicable invoice date of such Eligible Equipment) of the Equipment Advance. Notwithstanding the foregoing, an Equipment Advance made on the Closing Date may be used to reimburse Borrower for the purchase of Eligible Equipment purchased on or after July 1, 1999. Bank's obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date. For purposes of this Section, the minimum amount of each Equipment Advance is Fifty Thousand Dollars ($50,000.00). The Borrower may request no more than six (6) Equipment Advances for the refinance of Equipment.

           (b) To obtain an Equipment Advance, Borrower shall deliver to Bank a completed supplement in substantially the form attached as EXHIBIT B ("Loan Supplement"), together with a UCC Financing Statement covering the Financed Equipment described on Annex A to the applicable Loan Supplement and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed funding date (the "Funding Date"). On each Funding Date, Bank shall specify in the Loan Supplement for each Equipment Advance, the Basic Rate, and the Payment Dates. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank. Each Equipment Advance may not exceed 100% of the Original Stated Cost of the Financed Equipment.

           (c) Bank's obligation to lend the undisbursed portion of the Committed Equipment Line shall terminate if there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business,


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or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

     2.2 INTEREST RATE; PAYMENTS.

           (a) PRINCIPAL AND INTEREST PAYMENTS ON PAYMENT DATES. Borrower shall repay each Equipment Advance pursuant to the terms set forth in the corresponding Loan Supplement. For each Equipment Advance, Borrower shall make equal monthly payments of principal and interest, in advance, calculated by the Bank based upon: (1) the amount of the Equipment Advance, (2) the Basic Rate, and (3)an amortization schedule equal to the Repayment Period (individually, the "Scheduled Payment", and collectively, "Scheduled Payments"), on the first Business Day of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each successive calendar month (each a "Payment Date"). All unpaid principal and accrued interest, is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. An Equipment Advance may only be prepaid in accordance with Sections 2.2(d) and 2.2(f).

           (b) INTEREST RATE. Borrower shall pay interest on the unpaid principal amount of each Equipment Advance until the Equipment Advance has been paid in full, at the per annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus five percent (5%)(the "Default Rate"). If any change in the law increases Bank's expenses or decreases its return from the Equipment Advances, Borrower shall pay Bank upon request the amount of such increase or decrease.

           (c) PREPAID INTEREST. In the event that the Funding Date is not the first Business Day of a month, on the Funding Date for each Equipment Advance, Borrower shall pay to Bank, on behalf of Bank, an amount ("Prepaid Interest") equal to the interest which shall accrue at the Basic Rate respect to such Equipment Advance through the last day of the subject month.

           (d) PREPAYMENT UPON AN EVENT OF LOSS. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Advance with respect to such Financed Equipment pursuant to Section 6.8, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

           (e) MANDATORY PREPAYMENT UPON AN ACCELERATION. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of:
(i) all outstanding principal plus accrued interest, plus (ii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

           (f) PERMITTED PREPAYMENT OF LOANS. With Bank's prior written consent, which shall not be unreasonably withheld, Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, PROVIDED Borrower(i) provides written notice to Bank of its election to prepay the Equipment Advances at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest, plus (B) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.


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     2.3 FEES. Borrower shall pay to Bank:

           (a) FACILITY FEE. A fully earned, non-refundable facility fee of Two Thousand Five Hundred ($2,500.00) Dollars due on the Closing Date; and

           (b) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing Date) when due.

     3. CONDITIONS OF LOANS

     3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

           (a) this Agreement;

           (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

           (c) negative pledge agreement covering intellectual property;

           (d) guaranty by the Guarantor;

           (e) an opinion of Borrower's counsel;

           (f) financing statements (Forms UCC-1);

           (g) insurance certificate;

           (h) payment of the fees and Bank Expenses then due specified in
     Section 2.3 hereof;

           (i) Certificate of Foreign Qualification (if applicable);

           (j) Certificate of Good Standing/Legal Existence; and

           (k) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

           (a) timely receipt of a completed Loan Supplement and UCC financing statement covering the Financed Equipment described on Annex A to the Loan Supplement; and

           (b) the representations and warranties in Article 5 must be materially true on the date of the Loan Supplement and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing as of such effective date, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Article 5 remain true.

           (c) the Bank shall have the opportunity to confirm that upon filing the UCC-l financing statement covering the Equipment described on the Loan Supplement, that the Bank shall have a first perfected security interest in such Equipment.


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     4. CREATION OF SECURITY INTEREST

     4.1 GRANT OF SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Any security interest shall be a first priority security interest in the Collateral. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.

     5. REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

     5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens.

     5.3 LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

     5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5 SOLVENCY. Borrower is able to pay its debts (including trade debts) as they mature.

     5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and, given all notices to, all government authorities that are necessary to continue its business as currently conducted.

     5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities, except for its ownership interest of one hundred percent (100%) of the outstanding capital stock of Viacord, Inc., a Delaware corporation.

     5.8 FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.


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     6. AFFIRMATIVE COVENANTS

     Borrower shall do all of the following:

     6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its and all Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

     6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

           (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than one hundred twenty (120) days after the end of Borrower's fiscal year, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii)within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, l0-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (v) budgets, sales projections, operating plans or other financial information Bank requests.

           (b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

     6.3 TAXES. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments owing by Borrower and shall deliver to Bank, on demand, appropriate certificates attesting to such payments.

     6.4 INSURANCE. Borrower shall keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Fifty Thousand Dollars ($50,000.00) toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations. To the extent that Bank receives proceeds of an insurance policy relating to losses unrelated to the Collateral, Bank shall pay over such proceeds to Borrower.

     6.5 PRIMARY ACCOUNTS. Borrower shall maintain its primary depository and operating accounts with Bank.


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     6.6 FINANCIAL COVENANTS.

     Borrower shall maintain as of the last day of each month, unless otherwise noted:

           (a) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least 1.5 to 1.0.

           (b) CASH BURN. Four (4) months of Cash Burn.

     6.7 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

     6.8 LOSS; DESTRUCTION; OR DAMAGE. Borrower shall bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an "Event of Loss"), then in each case, Borrower:

           (a) prior to the occurrence of an Event of Default, at Borrower's option, shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

           (b) during the continuance of an Event of Default, on or before the next Payment Date following such Event of Loss, for each such item of Financed Equipment subject to such Event of Loss, Borrower shall, at Bank's option, pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest, plus (ii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

     7. NEGATIVE COVENANTS

     Borrower shall not do any of the following without the Bank's written consent:

     7.1 CHANGES IN BUSINESS OR BUSINESS LOCATIONS, COMPLIANCE. Change its name or the chief executive office or principal place of business, move or dispose of any interest in the Collateral, permit any lien or security interest to attach to the Collateral, or enter into any transaction outside the ordinary course of Borrower's business.

     Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Equipment Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

     7.2 ENCUMBRANCES. Permit any Collateral not to be subject to Bank's first priority security interest in the Collateral granted herein.

     8. EVENTS OF DEFAULT

     Any one of the following is an Event of Default:


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     8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

     8.2 COVENANT DEFAULT. Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten
(10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower's attempts in the ten (10) day period, and the default may be cured within a reasonable time, then Borrower shall have additional time, (of not more than thirty (30) days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

     8.3 MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs;

     8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

     8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

     8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000.00) or that could result in a Material Adverse Change;

     8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000.00) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

     8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

     8.9 GUARANTY. Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

     9. BANK'S RIGHTS AND REMEDIES

     9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:


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          (a) Declare all Obligations immediately due and payable (but if an
     Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (d) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

          (e) Dispose of the Collateral according to the Code.

     9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) make, settle, and adjust all claims under Borrower's insurance policies; and (iii) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank its power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3 BANK EXPENSES. If Borrower fails to obtain insurance as required under
Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of the payment or obtain such insurance policies required in Section 6.4, and take any action under the policies Bank deems prudent. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.4 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.5 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.6 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.


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     10. NOTICES

     All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. Either Bank or Borrower may change its notice address by giving the other written notice.

                  If to Borrower:     ViaCell, Inc.
                                      One Innovation Drive
                                      Worcester, MA 01608
                                      Attn:  Marc Beer, CEO
                                      FAX: (508) 83l-352l/(617) 266-9391

                  If to Bank:         Silicon Valley Bank
                                      40 William Street
                                      Wellesley, Massachusetts 02481
                                      Attn:  Melissa L. Stepanis, Vice President
                                      FAX:  (781)431-9906

                  with a copy to:     Riemer & Braunstein LLP
                                      Three Center Plaza
                                      Boston, Massachusetts 02108
                                      Attn: David A. Ephraim, Esquire
                                      FAX: (617) 880-3456

     11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

     Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12. GENERAL PROVISIONS

     12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

     12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

     12.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

     12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank shall survive until all statutes of limitations for actions that may be brought against Bank have run.

     12.8 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either:
(a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     12.9 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

     13. DEFINITIONS

     13.1 DEFINITIONS.

     "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "BASIC RATE" is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to one and one half of one percentage points (1.50%) above the Prime Rate.

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "CASH BURN" is the amount that is equal to the greater of (i) the net decrease in cash for the previous, consecutive four (4) month period or (ii) the net decrease in cash for the next previous month, multiplied by four (4).

     "CLOSING DATE" is the date of this Agreement.

     "CODE" is the Massachusetts Uniform Commercial Code.

     "COLLATERAL" is the property described on EXHIBIT A.

     "COMMITTED EQUIPMENT LINE" is an Equipment Advance or Equipment Advances of up to Five Hundred Thousand Dollars ($500,000.00).

     "COMMITMENT TERMINATION DATE" is the date which is nine (9) months from the Closing Date.

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "CREDIT EXTENSION" is each Equipment Advance, or any other extension of credit by Bank for Borrower's benefit.

     "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, which shall include, without limitation, all obligations and liabilities of Borrower to Bank.

     "ELIGIBLE EQUIPMENT" is (a) general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below, and (b) Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is reasonably acceptable to Bank in all respects.

     "EQUIPMENT ADVANCE" is defined in Section 2.1.1.

     "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "EVENT OF LOSS" is defined in Section 6.8.

     "FINANCED EQUIPMENT" is all present and future Eligible Equipment in which Borrower has any interest, the purchase of which is financed by an Equipment Advance.

     "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

     "GAAP" is generally accepted accounting principles.

     "GUARANTOR" is any present or future guarantor of the Obligations, including Viacord, Inc, a Delaware corporation.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "LOAN AMOUNT" in respect of each Equipment Advance is the original principal amount of such Equipment Advance.

     "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "LOAN SUPPLEMENT" is defined in Section 2.1.1(b) and attached as EXHIBIT B.

     "MATERIAL ADVERSE CHANGE" is: (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance occurs; or (ii) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period;

     "MATURITY DATE" is with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, (i) the date of prepayment and/or (ii) the date of acceleration of such Equipment Advance by Bank following an Event of Default.

     "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "ORIGINAL STATED COST" is (i), the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax, or (ii) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

     "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of the Committed Equipment Line shall be used to finance Other Equipment.

     "PAYMENT DATE" is defined in Section 2.2(a).

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "PREPAID INTEREST" is defined in Section 2.2(c).

     "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

     "REPAYMENT PERIOD," as to each Equipment Advance, is a period of time equal to thirty six (36) consecutive months commencing on the Funding Date of such Equipment Advance.

     "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

     "SCHEDULE" is any attached schedule of exceptions.

     "SCHEDULED PAYMENT" is defined in Section 2.2(a).

     "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor).

     "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as Liabilities on Borrower's consolidated balance sheet, including all Indebtedness.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

VIACELL, INC.


By: /s/ Marc Beer
   --------------------------------------------------

Name: Marc Beer
     ------------------------------------------------

Title: Chief Executive Officer
      -----------------------------------------------


BANK:

SILICON VALLEY BANK, D/B/A
SILICON VALLEY EAST


By: /s/ Melissa Stepanis
   --------------------------------------------------

Name: Melissa Stepanis
     ------------------------------------------------

Title: Vice President
      -----------------------------------------------


SILICON VALLEY BANK


By: /s/ Signature on File
   --------------------------------------------------

Name: [illegible]
     ------------------------------------------------

Title:  AVP
      -----------------------------------------------
    (Signed in Santa Clara County, California)

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         Each item of equipment, or personal property financed with a "Equipment Advance" pursuant to that certain Loan and Security Agreement, dated as of June 15, 2000 (the "Loan Agreement"), by and between Borrower and Bank, including, without limitation, the property described in Annex A hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

                              ANNEX A TO EXHIBIT A

         The Financed Equipment being financed with the Equipment Advance is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment      Make      Model         Serial #         Invoice#

                                    EXHIBIT B

                        FORM OF LOAN AGREEMENT SUPPLEMENT

                        LOAN AGREEMENT SUPPLEMENT No. [1]

         LOAN AGREEMENT SUPPLEMENT No. [1], dated June 15, 2000 ("Supplement"), to the Loan and Security Agreement dated as of June 15, 2000 (the "Loan Agreement") by and between the undersigned ViaCell, Inc, ("Borrower"), and Silicon Valley Bank ("Bank").

         Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto. The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

         Bank Name:        Silicon Valley Bank
         Account No.:      3300210718

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and shall be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK                        ViaCell, Inc.


By:                                        By: /s/ Marc Beer
   ---------------------------------          ----------------------------------

     Name:                                    Name: Marc Beer
          --------------------------               -----------------------------

     Title:                                   Title: Chief Executive Officer
           -------------------------                ----------------------------

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                               SILICON VALLEY BANK

                            INVOICE FOR LOAN CHARGES

BORROWER:                  VIACELL, INC.
LOAN OFFICER:              MELISSA L. STEPANIS, ASSISTANT VICE PRESIDENT
DATE:                       8/22/2000

         Committed Equipment Line Fee                             $  2,500.00

         Other Bank Expenses -

                 (a)   UCC Filing Fees 4 @ $20.00                 $     80.00

                 (b)   Post Filing Searches 2 @ $40.00            $     80.00

         Less Payments Received                                  ($  2,500.00)

         TOTAL FEES DUE                                           $    160.00
         --------------

Please indicate the method of payment:

          { } A check for the total amount is attached.

          {X} Debit DDA ___________ for the total amount.

          { ) Loan proceeds

IN ADDITION TO THE FOREGOING, THE BORROWER HEREBY AGREES TO REIMBURSE THE BANK FOR ALL COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE LOAN, INCLUDING, WITHOUT LIMITATION, AUDITS, LEGAL FEES, EXPENSES AND DISBURSEMENTS. THE BANK WILL PROVIDE BORROWER WITH PRIOR NOTICE OF ALL SUCH DEBITS. ALL DEBITS SHALL BE CHARGED TO THE FOLLOWING ACCOUNT:

          ( } Debit DDA __________ for the total amount.

          { } Loan proceeds

BORROWER:
VIACELL, INC.


/s/ Melissa Stepanis (per company)
---------------------------------------------
Authorized Signer


/s/ Melissa Stepanis
---------------------------------------------
Silicon Valley Bank (Date)
Account Officer's Signature

                            NEGATIVE PLEDGE AGREEMENT

         This Negative Pledge Agreement is made as of June 15, 2000, by and between VIACELL, INC. ("Borrower") and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank").

In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

         1. Except for the granting of licenses or sublicenses by Borrower in the ordinary course of business, Borrower has not, and shall not, sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's Intellectual Property (as defined below):

         2. Borrower has not, and shall not, enter into a negative pledge agreement, or similar agreement, affecting the rights of the Intellectual Property of Borrower with any other party.

         3. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

         4.       As used herein,

                  (a)      "Intellectual Property" means:

                           (i)      Any and all Copyrights;

                           (ii) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held by Borrower;

                           (iii) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held by Borrower;

                           (iv) All Mask Works or similar rights available for the protection of semiconductor chips;

                           (v)      All Patents;

                           (vi)     Any Trademarks;

                           (vii) Any and all claims of Borrower for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                           (viii) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

                           (ix) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

                           (x) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                  (b) "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held by Borrower.

                  (c) "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired by Borrower;

                  (d) "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same of Borrower.

                  (e) "Trademarks" means any trademark and servicemark rights, whether registered or not, of Borrower, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

         5. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

         6. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

         7. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

         EXECUTED as a sealed instrument this 15th day of June, 2000 under the laws of the Commonwealth of Massachusetts.

                                     BORROWER:

                                     VIACELL, INC.


                                     By: /s/ Marc Beer
                                         --------------------------------------
                                     Name:  Marc Beer
                                            -----------------------------------
                                     Title: Chief Executive Officer
                                            -----------------------------------


                                     BANK:

                                     SILICON VALLEY BANK D/B/A
                                     SILICON VALLEY EAST


                                     By: /s/ Melissa Stepanis
                                         --------------------------------------
                                     Name:  Melissa Stepanis
                                            -----------------------------------
                                     Title: Vice President
                                            -----------------------------------


                                     SILICON VALLEY BANK


                                     By: /s/ Maggie Garcia
                                         --------------------------------------
                                     Name:  Maggie Garcia
                                            -----------------------------------
                                     Title: Documentation Officer
                                            -----------------------------------
                                            (Signed in Santa Clara, California)

                             UNCONDITIONAL GUARANTY

         For and in consideration of the loan by SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank") to VIACELL, INC., a Delaware corporation ("Borrower"), which loan is made pursuant to a Loan and Security Agreement between Borrower and Bank over even date herewith (as may be further amended from time to time, the "Agreement"), the undersigned guarantor VIACORD, INC., a Delaware corporation with its principal office at 551 Boylston Street, Boston, Massachusetts ("Guarantor"), hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Bank and performance by Borrower of the Agreement and any other agreements between Borrower and Bank, as amended from time to time (collectively referred to as the "Agreements"), in strict accordance with their respective terms.

         1. If Borrower does not perform its obligations under the Agreements, Guarantor will immediately pay all amounts due (including, without limitation, all principal, interest, and fees) and satisfy all Borrower's obligations under the Agreements.

         2. These obligations are independent of Borrower's obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action). Guarantor waives benefit of any statute of limitations affecting its liability. Guarantor's liability is not contingent on the genuineness or enforceability of the Agreements.

         3. Bank may, without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty: (a) renew, extend, or otherwise change the terms of the Agreements; (b) take security for the payment of this Guaranty or the Agreements; (c) exchange, enforce, waive and release any security; and (d) apply the security and direct its sale as Bank, in its discretion, chooses.

         4. Guarantor waives:

                  (a) Any right to require Bank to: (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security; or
         (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting Guarantor's liability.

                  (b) Any defenses from disability or other defense of Borrower or from the cessation of Borrowers liabilities.

                  (c) Any setoff, defense or counterclaim against Bank.

                  (d) Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower's obligations to Bank have been paid, Guarantor has no right of subrogation or reimbursement or subrogation or other rights against Borrower.

                  (e) Any right to enforce any remedy that Bank has against Borrower.

                  (f) Any rights to participate in any security held by Bank.

                  (g) Any demands for performance, notices of nonperformance or of new or additional indebtedness. Guarantor is responsible for being and keeping itself informed of

         Borrower's financial condition. Unless Guarantor requests particular information, Bank has no duty to provide information to Guarantor.

         5. Guarantor acknowledges that, to the extent Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by nonjudicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Bank's election to pursue nonjudicial foreclosure.

         6. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization or similar relief under the United States Bankruptcy Code, or if a petition is filed against Borrower and/or any obligation under the Agreements is terminated or rejected, or any obligation of Borrower is modified or if Borrower's obligations are avoided Guarantor's liability will not be affected and its liability will continue. If Bank must return any payment because of the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other guarantor, this Guaranty will remain effective or be reinstated.

         7. Guarantor subordinates any indebtedness of Borrower it holds to Bank; and Guarantor will collect, enforce and receive payments as Bank's trustee and will pay Bank those payments without reducing or affecting its liability under this Guaranty.

         8. Guarantor will pay Bank's reasonable attorneys' fees and other costs and expenses incurred enforcing this Guaranty. This Guaranty may not be waived, revoked or amended without Lender's prior written consent. If any provision of this Guaranty is unenforceable, all other provisions remain effective. This Guaranty represents the entire agreement among the parties about this guaranty. No prior dealings, no usage of trade, and no parol or extrinsic evidence may supplement or vary this Guaranty. Bank may assign this Guaranty. This Guaranty benefits Bank, its successors and assigns. This Guaranty is in addition to any other guaranties Bank obtains.

         9. Guarantor represents and warrants that (i) it has taken all action necessary to authorize execute, deliver and perform this Guaranty; (ii) execution, delivery and performance of this Guaranty do not conflict with any organizational documents or agreements to which it is a party; and (iii) this Guaranty is a valid and binding obligation, enforceable against Guarantor according to its terms.

         10. Guarantor will do all of the following:

                  (a) Maintain its corporate existence, remain in good standing in Delaware, and continue to qualify in each jurisdiction in which the failure to qualify could have a material adverse effect on the financial condition, operations or business. Maintain all licenses, approvals, and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

                  (b) Comply with all statutes and regulations if non-compliance could adversely affect its financial condition, operations or business.

                  (c) Execute other instruments and take action Bank reasonably requests to effect the purposes of this Agreement.

         11. This Guaranty is governed by Massachusetts law, without regard to conflicts of laws. GUARANTOR WAIVES ITS RIGHT TO A JURY TRIAL OF ANY ACTION ARISING OUT OF THIS

GUARANTY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER CLAIMS. Guarantor submits to the exclusive jurisdiction of the State and Federal courts in Massachusetts.

         IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as an instrument under seal under the laws of the Commonwealth of Massachusetts, as of this 15th day of June, 2000.

                                       ("Guarantor")

                                       VIACORD, INC.


                                       By: /s/ Cynthia A. Fisher
                                           ------------------------------------
                                       Name:  Cynthia A. Fisher
                                              ---------------------------------
                                       Title: President
                                              ---------------------------------
                                              ViaCell, Inc.
                                              President
                                              ViaCord, Inc.

                           LOAN MODIFICATION AGREEMENT


     This Loan Modification Agreement is entered into as of November 2, 2000, by and between VIACELL, INC. (the "Borrower") and Silicon Valley Bank, a California-chartered bank doing business in Massachusetts as "Silicon Valley East" ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 15, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Equipment Line in the original principal amount of Five Hundred Thousand Dollars ($500,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Additionally, the Committed Equipment Line is guaranteed by VIACORD, INC. (the "Guarantor") pursuant to a Unconditional Guaranty agreement (the "Guaranty").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   MODIFICATION(S) TO LOAN AGREEMENT.

     1. Section 2.1.2 entitled "Term Loan" is hereby incorporated to read as follows:

          (a)  Bank shall make a Term Loan available to Borrower,

          (b) Through January 31, 2001, (the "Term Loan Availability End Date"), Bank will make 3 advances (the "Term Loan Advance" and collectively, "Term Loan Advances") not exceeding the Term Loan. Term Loan Advances outstanding on the Term Loan Availability End Date will be payable 12 equal quarterly installments of principal plus accrued interest (the "Term Loan Payment"). Each Term Loan Payment is payable on the last day of each quarter during the term of the loan. Borrower's final Term Loan Payment due on January 31, 2004 (the "Term Loan Maturity Date") includes all outstanding Term Loan principal and accrued interest.

          (c) The Term Loan accrues interest at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases and decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

     2. Section 4.1 entitled "Grant of Security Interest" is hereby amended in part to provide that Borrower shall allow Bank to perfect its security interest in Borrower's Certificate of Deposit #8800054341.

     3. Section 6.6 entitled "Financial Covenants" is hereby amended in part to provide that the Financial Covenants under this Section shall apply only to the Committed Equipment Line.

     4.   Exhibit "A" is hereby amended in part to include the following:

          Certificate of Deposit No. 8800054341 in an amount not less than One Million Dollars ($1,000,000), together with all renewals and proceeds of the foregoing; and

          Borrower and Bank are parties to that certain Negative Pledge Agreement, whereby Borrower, in connection with Bank's loan or loans to Borrower, has agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its Intellectual Property, without Bank's prior written consent.

     5. The following defined terms set forth in Section 13.1 entitled "Definitions" are hereby incorporated to read as follows:

          "Credit Extension" is each Equipment Advance, Term Loan, or any other extension of credit by Bank for Borrower's benefit.

          "Term Loan Availability End Date" is defined in Section 2.1.2.

          "Term Loan" is a loan of $1,000,000.

          "Term Loan Maturity Date" is defined in Section 2.1.2.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

7. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

8. COUNTERSIGNTURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                      BANK:

VIACELL, INC.                                  SILICON VALLEY BANK, doing
                                               business as SILICON VALLEY EAST


By: /s/ Marc Beer                              By: /s/ Melissa Stepanis - VP
   -------------------------------                ------------------------------

Name: Marc Beer                                Name: Melissa Stepanis
     -----------------------------                  ----------------------------

Title: CEO                                     Title: Vice President
      ----------------------------                   ---------------------------


                                               SILICON VALLEY BANK


                                               By: /s/ Maggie Garcia
                                                  ------------------------------

                                               Name: Maggie Garcia
                                                    ----------------------------

                                               Title: Loan Administrative Team
                                                      Leader
                                                     ---------------------------
                                              (Signed at Santa Clara County, CA)


The undersigned hereby consent to the modifications to the Indebtedness pursuant to this Loan Modification Agreement, hereby ratifies all the provisions of the Guaranty and confirms that all provisions of that document are in full force and effect.

GUARANTOR

VIACORD, INC.                                  Date: 12/4/00
                                                    ----------------------------


By: /s/ Morey Kraus
   ----------------------------------

Name: Morey Kraus
     --------------------------------

Title: CTO
      -------------------------------

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of March 9, 2001, however, effective as of January 31, 2001, by and between VIACELL, INC. (the "Borrower") and Silicon Valley Bank, a California-chartered bank doing business in Massachusetts as "Silicon Valley East" ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 15, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Equipment Line in the original principal amount of Five Hundred Thousand Dollars ($500,000). The Loan Agreement was modified, pursuant to, among other documents, a Loan Modification Agreement dated November 2, 2000, pursuant to which, among other things, a Term Loan in the original principal amount of One Million Dollars ($1,000,000) was incorporated. Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Additionally, the Committed Equipment Line is guaranteed by VIACORD, INC. (the "Guarantor") pursuant to a Unconditional Guaranty agreement (the "Guaranty").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO LOAN AGREEMENT.

                  1. Section 2.1.2 entitled "Term Loan" is hereby amended to read as follows:

                           Through March 15, 2001, (the "Term Loan
                           Availability End Date"), Bank will make 3 advances (the "Term Loan Advance" and collectively, "Term Loan Advances") not exceeding the Term Loan. Term Loan Advances outstanding on the Term Loan Availability End Date will be payable 12 equal quarterly installments of principal plus accrued interest (the "Term Loan Payment"). Each Term Loan Payment is payable on the last day of each quarter during the term of the loan. Borrower's final Term Loan Payment due on March 31, 2004 (the "Term Loan Maturity Date") includes all outstanding Term Loan principal and accrued interest.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

7. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

8. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

VIACELL, INC.                           SILICON VALLEY BANK, doing
                                        business as SILICON VALLEY EAST


By: /s/ Marc Beer                       By: /s/ Naomi Herman
   ----------------------------             -----------------------------------

Name: Marc Beer                         Name: Naomi Herman
     --------------------------               ---------------------------------

Title: CEO                              Title: Associate
      -------------------------                --------------------------------


                                        SILICON VALLEY BANK

                                        By: /s/ Maggie Garcia
                                           ------------------------------------

                                        Name: Maggie Garcia
                                             ----------------------------------

                                        Title: Loan Admin.Team Leader
                                              ---------------------------------
                                             (Signed at Santa Clara County, CA)


The undersigned hereby consent to the modifications to the Indebtedness pursuant to this Loan Modification Agreement, hereby ratifies all the provisions of the Guaranty and confirms that all provisions of that document are in full force and effect.

GUARANTOR:


VIACORD, INC.                                        Date: 3/14/01
                                                           --------------------

By: /s/ Morey Kraus
    ---------------------------

Name: Morey Kraus
      -------------------------

Title:
      -------------------------

                      [LOGO] SILICON VALLEY BANK LETTERHEAD


RECEIPT FOR TERM DEPOSIT



Class Code 780 Account Number 8800054341 Interest Rate 4.40% Annual Percentage Yield 4.40%

Issue Date 12/26/00  Maturity Date  12/21/01  Term  360 days

Amount Deposited               *****$1,000,000.00*****                  Dollars
                 --------------------------------------------------------------

IN THE NAME(S) OF

                  ******Viacell Inc.*******

66A       043244816

INTEREST PAYMENT FREQUENCY

{ } Monthly           { } Quarter       { } Semi-Annually         { } Annually
{X} At Maturity Of The Certificate


METHOD OF INTEREST DISTRIBUTION

{ } Credit To Certificate At Maturity Only  {X} Credit To Acct. No.  3300210718
                                                                    -----------
    TCD HELD FOR COLLATERAL

     X    TRADE            NOTE             CASH      Signature on File
     _   FINANCE         _ DEPT.           _ MGT      -------------------------
                                                      BANK AUTHORIZED SIGNATURE


This Term Deposit is Subject To The Terms And Conditions Hereon And As Specified On The Signature Card And Agreement On File With Silicon Valley Bank.

TERMS AND CONDITIONS

INTEREST RATE AND PAYMENT - The interest rate for your account will be paid until the maturity date of your certificate. Interest begins to accrue on the business day you deposit non-cash items (for example, checks). Interest will not be compounded. Interest will be credited according to your instructions at the time your account is opened. The interest payment may be credited to your certificate at maturity, credited to another account at the Bank, or paid by cashier's check on either a monthly, quarterly, semi-annual or annual basis or at maturity of the certificate. However, if the certificate is less than 31 days, interest will only be credited at maturity. We use the daily balance method to calculate the interest on your account. This method applies a daily periodic rate to the principal in the account each day.

ADDITIONAL DEPOSITS - After the account is opened, deposits will only be accepted on the maturity date or any date within the grace period.

RENEWAL - This account will automatically renew at maturity for a like period at Silicon Valley Bank's prevailing interest rate for that particular term. You have a grace period after the maturity date to withdraw the funds without being charged a penalty. You have a grace period of two (2) business days on a maturity of a 7-31 day term account. You have a grace period of ten (10) business days on a maturity of a 32 or more day term account. The Bank reserves the right to terminate this term deposit during any renewal period upon 10 days written notice to depositor. If you withdraw your funds during the grace period, the term deposit will cease earning interest as of the maturity date.

PENALTY FOR EARLY WITHDRAWAL - Partial withdrawals will not be permitted. If we permit a withdrawal before the maturity date, a penalty as shown below will be imposed.

a. Deposits with an original maturity of 31 days or less will forfeit all interest earned from the date of deposit. There is a minimum penalty of seven (7) days simple interest.

b. Deposits with an original maturity of 32 days to one year will forfeit an amount equal to 31 days simple interest at the interest rate paid on the time deposit at the time of withdrawal on the full amount of the deposit.

c. Deposits with an original maturity of more than one year will forfeit an amount equal to 90 days simple interest at the interest rate being paid on the time deposit at the time of withdrawal on the full amount of the deposit.

d. There is no penalty if early withdrawal is made due to the death of a depositor or if the depositor has been declared legally incompetent.

In complying with the terms of this account, it may be necessary to deduct a portion of the principal deposit to satisfy an early withdrawal penalty.

            PRESENTATION OF THIS RECEIPT IS NECESSARY FOR WITHDRAWAL
                           OF FUNDS FROM THIS ACCOUNT


                        NOT NEGOTIABLE * NOT TRANSFERABLE

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of October 24, 2001, by and between VIACELL, INC., (the "Borrower") and Silicon Valley Bank, a California-chartered bank doing business in Massachusetts as "Silicon Valley East" ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 15, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Equipment Line in the original principal amount of Five Hundred Thousand Dollars ($500,000). The Loan Agreement was modified, pursuant to, among other documents, a Loan Modification Agreement dated November 2, 2000, pursuant to which, among other things, a Term Loan in the original principal amount of One Million Dollars ($1,000,000) was incorporated. Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Additionally, repayment of the Indebtedness is secured by certificate of deposit number 8800054341. The Committed Equipment line is guaranteed by VIACORD, INC. (the "Guarantor") pursuant to a Unconditional Guaranty agreement (the "Guaranty").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the indebtedness shall be referred to as the "Existing Loan Documents":

3. DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO LOAN AGREEMENT.

                  1. Section 2.1.3 entitled "Term Loan 2" is hereby incorporated to read as follows:

                           2.1.3    Term Loan 2.

                           (a) Bank shall make Term Loan available to Borrower as follows.

                           (b) Through April 24, 2002, (the "Term Loan 2 Availability End Date"), Bank will make up to 2 advances (the "Term Loan 2 Advance" and collectively, "Term Loan 2 Advances") not exceeding the Term Loan
                           2. Each Term Loan 2 Advance shall immediately amortize and be payable at Borrower's election (I) in 36 equal monthly installments of principal plus accrued Interest or (II) in 12 equal quarterly installments of principal plus accrued interest beginning 30 days after each Term Loan 2 Advance and continue on the same day of each month thereafter (the "Amortization Period"). The final payment for each Amortization Period will be for all outstanding principal and accrued interest not yet paid and will be due on the applicable Term Loan 2 Maturity Date. Borrower must notify Bank of its decision to request quarterly payment of the payments at the time of the Advance request or such payments shall be due and payable on a monthly basis. Term Loan 2 Advances when repaid may not be reborrowed.

                           (c) The Term Loan 2 accrues interest at a per annum fixed rate equal to the Prime Rate on the date of each Term Loan Advance. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases and decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

                  2. Borrower grants Bank a first protected security interest in Certificates of Deposit Number 8800054341 and ____________ to secure the Obligations under the Loan Agreement, together with all renewals and proceeds thereof. The foregoing Certificates of Deposit shall provide for maturities equal to the maturities of the Credit Extensions, but not less than three years.

                  3. Exhibit "A" is hereby amended in part to include the following as Collateral:

                           Certificates of Deposit Nos. 8800054341 and
                           ______________, together with all renewals and proceeds of the foregoing.

                  4.       The following defined terms as set forth in Section
                           13.1 entitled "Definitions" are hereby incorporated to read as follows:

                           "Amortization Period" is defined in Section 2.1.3.

                           "Credit Extension" is each Equipment Advance, Term Loan, Term Loan 2, or any other extension of credit by Bank for Borrower's benefit.

                           "Term Loan 2 Availability End Date" is defined in
                           Section 2.1.3.

                           "Term Loan 2" is a loan of $350,000.

                           "Term Loan 2 Maturity Date" is a date which is 36 months from the beginning of each Amortization Period but not longer than April 24, 2005.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrowers representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to the Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness.
It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

7. CONCERNING REVISED ARTICLES OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by THE COMMONWEALTH OF MASSACHUSETTS (PRESENTLY MASS. GEN. LAWS CH. 106), may be amended and in effect from time to time and (ii) the Collateral shall include, without limitation, the following categories of assets as defined in the Code: equipment and any accessions thereto), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

8. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the

Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts then venue shall lie in Santa Clara County, California.

9. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

VIACELL, INC.                           SILICON VALLEY BANK, doing
                                        business as SILICON VALLEY EAST


By: /s/ Mary Thistle                    By: /s/ Jeff Bochman
   ----------------------------             -----------------------------------

Name: Mary Thistle                      Name: Jeff Bochman
     --------------------------               ---------------------------------

Title: VP Finance                       Title: Assistant VP
      -------------------------                --------------------------------


                                        SILICON VALLEY BANK

                                        By: /s/ Maggie Garcia
                                           ------------------------------------

                                        Name: Maggie Garcia
                                             ----------------------------------

                                        Title: Loan Admin.Team Leader
                                              ---------------------------------
                                             (Signed at Santa Clara County, CA)


The undersigned hereby consent to the modifications to the Indebtedness pursuant to this Loan Modification Agreement, hereby ratifies all the provisions of the Guaranty and confirms that all provisions of that document are in full force and effect.

GUARANTOR:


VIACORD, INC.                                        Date:_____________________

By: /s/ Morey Kraus
    ---------------------------

Name: Morey Kraus
      -------------------------

Title: VP
      -------------------------

                                       3